Exhibit 99.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL
OFFICER OF WINTRUST FINANCIAL CORPORATION
     I, David L. Stoehr, certify, based on my knowledge, that:
     Wintrust Financial Corporation was subject to the executive compensation requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (“Section 111 of EESA”), during the period beginning January 1, 2010 and ending December 22, 2010 (the “applicable period”), the latter date being the date that Wintrust Financial Corporation repurchased all of its Fixed Rate Cumulative Perpetual Preferred Stock, Series from the Treasury.
     (i) The compensation committee of Wintrust Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during the applicable period, the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Wintrust Financial Corporation;
     (ii) The compensation committee of Wintrust Financial Corporation has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Wintrust Financial Corporation, and during that same applicable period has identified any features of the employee compensation plans that pose risks to Wintrust Financial Corporation and has limited those features to ensure that Wintrust Financial Corporation is not unnecessarily exposed to risks;
     (iii) The compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Wintrust Financial Corporation to enhance the compensation of an employee, and has limited any such features;
     (iv) The compensation committee of Wintrust Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
     (v) The compensation committee of Wintrust Financial Corporation will provide a narrative description of how it limited during the applicable period the features in
     (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Wintrust Financial Corporation;
     (B) Employee compensation plans that unnecessarily expose Wintrust Financial Corporation to risks; and
     (C) Employee compensation plans that could encourage the manipulation of reported earnings of Wintrust Financial Corporation to enhance the compensation of an employee;

     (vi) Wintrust Financial Corporation required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during the applicable period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
     (vii) Wintrust Financial Corporation prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the applicable period;
     (viii) Wintrust Financial Corporation limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the applicable period;
     (ix) Wintrust Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, during the applicable period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
     (x) Wintrust Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the applicable period;
     (xi) Wintrust Financial Corporation will disclose the amount, nature, and justification for the offering, during the applicable period, of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
     (xii) Wintrust Financial Corporation will disclose whether Wintrust Financial Corporation, the board of directors of Wintrust Financial Corporation, or the compensation committee of Wintrust Financial Corporation has engaged during the applicable period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
     (xiii) Wintrust Financial Corporation prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the applicable period;
     (xiv) Wintrust Financial Corporation substantially complied with all other requirements related to employee compensation that are provided in the agreement between Wintrust Financial Corporation and Treasury, including any amendments;

     (xv) Wintrust Financial Corporation has not submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year because Wintrust Financial Corporation has fully satisfied and discharged its obligations under the TARP program and is no longer subject to the regulations and guidance under Section 111 of EESA; and
     (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).

/s/ DAVID L. STOEHR
Name: David L. Stoehr
Title: Executive Vice President and Chief Financial
Officer
Date: March 1, 2011

3